Exhibit 99.4

Date: December 22, 2025

SU Group Holdings Limited

7th Floor, The Rays

No. 71 Hung To Road

Kwun Tong

Kowloon

Hong Kong

Dear Sir/Madam,

SU GROUP HOLDINGS LIMITED – LEGAL OPINION IN RESPECT OF CERTAIN PEOPLE’S REPUBLIC OF CHINA LEGAL MATTERS

We are lawyers qualified to practice in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Region) and as such are qualified to issue this opinion on the PRC Laws (as defined below).

We are acting as PRC counsel to SU Group Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the offering up to 6,000,000 Units (“Units”), each Unit consisting of (i) one pre-funded warrant to purchase one Class A ordinary share (“Class A Ordinary Share”), and (ii) two warrants with a one-year term to purchase one Class A Ordinary Share each on a best-efforts basis (the “Offering”), as set forth in the Company’s Registration Statement om Form F-1   (File No. 333-291851), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies (as defined below) and appropriate representatives of the Company. In giving this opinion, we have made the following assumptions (the “Assumptions”):

(1)	all signatures, seals, and chops on the Documents are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same; all Documents submitted to us as originals are authentic, and all Documents submitted to us as copies conform to the originals;

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(2)	each of the parties to the Documents, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(3)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC, which may be applicable to the execution, delivery, performance, or enforcement of the Documents, are complied with;

(5)	all requested Documents have been provided to us and all factual statements made to us by the Company in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct, and complete;

(6)	all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true, and correct;

(7)	each of the Documents is legal, valid, binding, and enforceable in accordance with its respective governing laws in any and all respects;

(8)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any Governmental Agency or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)	all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

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In addition, we have assumed and have not verified the truthfulness, accuracy, and completeness as to the factual matters of each Document we have reviewed.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“CSRC”	means the China Securities Regulatory Commission.
“Governmental Agency”

means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit, or license by, from, or with any Governmental Agency pursuant to any PRC Laws.

“Overseas Listing Trial Measures”

means the Trial Administrative Measures on Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) issued by the CSRC on February 17, 2023, which became effective on March 31, 2023.

“PRC Laws”

means all applicable national, provincial, and local laws, regulations, rules, notices, orders, decrees, and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion as of the date hereof that:

(1)	The statements in the Registration Statement under the sections entitled “Prospectus Summary”, “Risk Factors”, “Corporate Structure”, “Taxation” to the extent that they describe or summarize matters of PRC Laws, are correct and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

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(2)	The Overseas Listing Trial Measures purport, among other things, to require PRC domestic companies that meet both of the conditions set out in the Article 15 of the Overseas Listing Trial Measures and seek public offering and listing of securities on overseas stock exchanges, either directly or indirectly, to fulfill the CSRC filing requirements by submitting required documents to CSRC within three (3) working days after the overseas offering application is submitted to the relevant overseas regulator of the listing venue. Based on our understanding of the explicit provisions of Overseas Listing Trial Measures, except as disclosed in the Registration Statement and assuming no offer, issuance or sale of the Class A Ordinary Shares has been or will be made directly or indirectly within the PRC, the CSRC filing under the Overseas Listing Trial Measures is not required for the Offering as the Company has confirmed to us that (a) the Company does not have any subsidiaries or business operation in the PRC; and (b) none of the Company’s operating revenues, total profits, total assets, or net assets is accounted for by any subsidiaries based in the PRC, and thus the Company does not meet both of the explicit conditions set out in Article 15 of the Overseas Listing Trial Measures. However, there are substantial uncertainties regarding the interpretation and application of Overseas Listing Trial Measures, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

In rendering this opinion, we have relied, with your permission, (A) as to all legal matters involving United States federal securities and New York state law, upon the opinions of Nauth LPC, the United States counsel to the Company, (B) as to all matters involving the laws of the Cayman Islands, upon the opinions of Conyers Dill & Pearman, the Cayman Islands counsel to the Company, (C) as to all matters involving the laws of Hong Kong, upon the opinions of Watson Farley & Williams LLP, and (D) as to all matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates, statements and confirmations of responsible officers of the Company and public officials.

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)	Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws and regulations of any jurisdiction other than the PRC, and we have assumed that no such other laws or regulations would affect our opinions expressed above.

(2)	PRC Laws referred to herein are the laws and regulations publicly available and currently in force on the date hereof, and there is no guarantee that any of such PRC Laws, or the interpretation or enforcement thereof, will not be changed, amended, or revoked in the future with or without retrospective effect.

(3)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

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(4)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation, and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect, and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative, and judicial authorities.

(6)	The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates, statements, and confirmations made by the responsible officers of the Company, the PRC Companies, and/or the relevant Governmental Agencies.

(7)	We have not undertaken any independent investigation, search, or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

(8)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole, and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention and that may alter, affect, or modify the opinions expressed herein.

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This opinion is given solely for the benefit of the addressee hereof in connection with this Offering. Without our express prior written consent, neither this opinion nor our opinions herein may be disclosed to or relied upon by any person other than the addressee, provided that the addressee may disclose this opinion where such disclosure is required to be made by applicable law or is requested by any court, regulatory or governmental authority, in each case on a non-reliance basis and with a prior written notice provided to us.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, which will be filed by the Company with the SEC under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Guangdong Pengshang Law Firm

Guangdong Pengshang Law Firm

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